SLM Student Loan Trust 2003-4 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 03/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$1,972,765,381.09	$(44,442,781.39)	$1,928,322,599.70
	ii	Interest to be Capitalized	9,021,385.58		9,285,745.51

	iii	Total Pool	$1,981,786,766.67		$1,937,608,345.21

	iv	Specified Reserve Account Balance	4,954,466.92		4,844,020.86

	v	Total Adjusted Pool	$1,986,741,233.59		$1,942,452,366.07

B	i	Weighted Average Coupon (WAC)	6.256%		6.248%
	ii	Weighted Average Remaining Term	256.42		255.06
	iii	Number of Loans	101,857		99,720
	iv	Number of Borrowers	62,348		60,932
	v	Aggregate Outstanding Principal Balance - T-Bill	$365,349,300.29		$352,645,801.88
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,616,437,466.38		$1,584,962,543.33

						% of		% of
	Notes and Certificates			Spread	Balance 03/15/2005	O/S Securities*	Balance 06/15/2005	O/S Securities*
C	i	A-1 Notes	78442GGH3	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGJ9	0.040%	175,847,233.59	8.851%	131,558,366.07	6.773%
	iii	A-3 Notes	78442GGK6	0.100%	290,000,000.00	14.597%	290,000,000.00	14.930%
	iv	A-4 Notes	78442GGL4	0.220%	314,000,000.00	15.805%	314,000,000.00	16.165%
	v	A-5A Notes	78442GGD2	—	200,000,000.00	10.067%	200,000,000.00	10.296%
	vi	A-5B Notes	78442GGE0	—	200,000,000.00	10.067%	200,000,000.00	10.296%
	vii	A-5C Notes	78442GGF7	0.160%	338,527,000.00	17.039%	338,527,000.00	17.428%
	viii	A-5D Notes	78442GGG5	—	200,000,000.00	10.067%	200,000,000.00	10.296%
	ix	A-5E Notes	78442GGN0	0.250%	200,000,000.00	10.067%	200,000,000.00	10.296%
	x	B Notes	78442GGM2	0.650%	68,367,000.00	3.441%	68,367,000.00	3.520%

	xi	Total Notes			$1,986,741,233.59	100.000%	$1,942,452,366.07	100.000%

	*Percentages may not total 100% due to rounding.

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$4,954,466.92	$4,844,020.86
	iv	Reserve Account Floor Balance ($)	$3,384,496.00	$3,384,496.00
	v	Current Reserve Acct Balance ($)	$4,954,466.92	$4,844,020.86

	Other Accounts		3/15/2005	6/15/2005
E	i	Remarketing Fee Account	$3,984,845.00	$3,984,845.00
	ii	Capitalized Interest Account	$—	$—
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—
	v	Principal Accumulation Account (A-5B)	$—	$—
	vi	Supplemental Interest Account (A-5B)	$—	$—
	vii	Principal Accumulation Account (A-5D)	$—	$—
	viii	Supplemental Interest Account (A-5D)	$—	$—

II. 2003-4 Transactions from: 2/28/2005 through 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$47,440,583.46
	ii	Principal Collections from Guarantor	6,598,291.39
	iii	Principal Reimbursements	35,285.26
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$54,074,160.11

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,398.63
	ii	Capitalized Interest	(9,650,777.35)

	iii	Total Non-Cash Principal Activity	$(9,631,378.72)

C	Total Student Loan Principal Activity		$44,442,781.39

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,547,634.44
	ii	Interest Claims Received from Guarantors	372,965.54
	iii	Collection Fees/Returned Items	6,896.13
	iv	Late Fee Reimbursements	229,353.88
	v	Interest Reimbursements	2,050.70
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,756,989.85
	viii	Subsidy Payments	1,426,314.97

	ix	Total Interest Collections	$22,342,205.51

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$366.55
	ii	Capitalized Interest	9,650,777.35

	iii	Total Non-Cash Interest Adjustments	$9,651,143.90

F	Total Student Loan Interest Activity		$31,993,349.41

G	Non-Reimbursable Losses During Collection Period		$(370.87)

H	Cumulative Non-Reimbursable Losses to Date		$275,667.20

III. 2003-4 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$32,654,421.71
	ii	Consolidation Principal Payments	21,384,453.14
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(161.82)
	vi	Re-purchased Principal	35,447.08

	vii	Total Principal Collections	$54,074,160.11

B	Interest Collections
	i	Interest Payments Received	$21,918,102.10
	ii	Consolidation Interest Payments	185,802.70
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	2,018.57
	vi	Re-purchased Interest	32.13
	vii	Collection Fees/Returned Items	6,896.13
	viii	Late Fees	229,353.88

	ix	Total Interest Collections	$22,342,205.51

C	Other Reimbursements		$353,467.67

D	Reserves In Excess of the Requirement		$110,446.06

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$4,785,000.00

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income ( V-D & E )		$360,436.74

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$82,025,716.09
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,638,837.64)
		Consolidation Loan Rebate Fees	$(5,052,922.30)

K	NET AVAILABLE FUNDS		$75,333,956.15

L	Servicing Fees Due for Current Period		$810,491.54

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$835,491.54

IV. 2003-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.110%	6.103%	72,973	72,203	71.643%	72.406%	$1,317,504,619.60	$1,297,388,080.87	66.785%	67.281%
31-60 Days Delinquent	6.941%	6.861%	2,545	2,416	2.499%	2.423%	$52,414,122.87	$49,392,713.37	2.657%	2.561%
61-90 Days Delinquent	6.962%	7.119%	1,082	1,161	1.062%	1.164%	$22,642,019.23	$22,379,426.93	1.148%	1.161%
91-120 Days Delinquent	7.193%	7.007%	736	622	0.723%	0.624%	$15,538,349.09	$11,422,603.52	0.788%	0.592%
> 120 Days Delinquent	7.109%	7.346%	1,591	1,269	1.562%	1.273%	$33,563,222.17	$26,520,393.35	1.701%	1.375%

Deferment
Current	6.310%	6.356%	9,531	8,759	9.357%	8.784%	$193,092,147.25	$181,570,518.29	9.788%	9.416%

Forbearance
Current	6.501%	6.474%	13,186	13,103	12.946%	13.140%	$333,757,608.28	$335,670,087.66	16.918%	17.407%

TOTAL REPAYMENT	6.254%	6.246%	101,644	99,533	99.791%	99.812%	$1,968,512,088.49	$1,924,343,823.99	99.784%	99.794%
Claims in Process (1)	7.497%	7.406%	213	187	0.209%	0.188%	$4,253,292.60	$3,978,775.71	0.216%	0.206%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.256%	6.248%	101,857	99,720	100.000%	100.000%	$1,972,765,381.09	$1,928,322,599.70	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-4 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$28,969,121.09
B	Interest Subsidy Payments Accrued During Collection Period				1,377,322.92
C	SAP Payments Accrued During Collection Period				2,386,730.37
D	Investment Earnings Accrued for Collection Period				360,436.74
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Consolidation Loan Rebate Fees				(5,052,922.30)

G	Net Expected Interest Collections				$28,040,688.82

H	Interest Rate Cap Payments Due to the Trust
					Cap

	i	Cap Notional Amount			$500,000,000.00

	ii	Libor			3.01000%
	iii	Cap %			5.00000%

	iv	Excess Over Cap (ii-iii)			0.00000%
	v	Cap Payments Due to the Trust			$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc	A-5D Swap Calc	A-5E Swap Calc

		i	Notional Swap Amount	200,000,000	200,000,000	—	200,000,000	—

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	3.01000%	3.01000%	0.00000%	3.01000%	0.00000%
		iib	Spread	0.09900%	0.18900%	0.00000%	0.27400%	0.00000%

		iic	Pay Rate	3.10900%	3.19900%	0.00000%	3.28400%	0.00000%
		iii	Gross Swap Payment Due Counterparty	$1,589,044.44	$1,635,044.44	$0.00	$1,678,488.89	$0.00
		iv	Days in Period 3/15/2005 6/15/2005	92	92	92	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.16000%	3.39000%	0.00000%	4.02000%	0.00000%
		vi	Gross Swap Receipt Due Trust	$1,080,000.00	$1,695,000.00	$0.00	$2,010,000.00	$0.00
		vii	Days in Period 3/15/2005 6/15/2005	90	90	90	90	90

VI. 2003-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	-	0.00000%	—

B	Class A-2 Interest Rate	0.007794444	(03/15/05 - 6/15/05)	3.05000%	LIBOR

C	Class A-3 Interest Rate	0.007947778	(03/15/05 - 6/15/05)	3.11000%	LIBOR

D	Class A-4 Interest Rate	0.008254444	(03/15/05 - 6/15/05)	3.23000%	LIBOR

E	Class A-5A Interest Rate	0.005400000	(03/15/05 - 6/15/05)	2.16000%	Fixed

F	Class A-5B Interest Rate	0.008475000	(03/15/05 - 6/15/05)	3.39000%	Fixed

G	Class A-5C Interest Rate	0.008101111	(03/15/05 - 6/15/05)	3.17000%	LIBOR

H	Class A-5D Interest Rate	0.010050000	(03/15/05 - 6/15/05)	4.02000%	Fixed

I	Class A-5E Interest Rate	0.008331111	(03/15/05 - 6/15/05)	3.26000%	LIBOR

J	Class B Interest Rate	0.009353333	(03/15/05 - 6/15/05)	3.66000%	LIBOR

VII. 2003-4 Inputs From Original Data 2/28/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,972,765,381.09
	ii	Interest To Be Capitalized	9,021,385.58

	iii	Total Pool	$1,981,786,766.67
	iv	Specified Reserve Account Balance	4,954,466.92

	v	Total Adjusted Pool	$1,986,741,233.59

B	Total Note and Certificate Factor		0.8718006
C	Total Note Balance		$1,986,741,233.59

D	Note Balance 3/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5AC	Class A-5D	Class A-5E	Class B

	i	Current Factor	0.000000000	0.619180400	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$175,847,233.59	$290,000,000.00	$314,000,000.00	$200,000,000.00	$200,000,000.00	$338,527,000.00	$200,000,000.00	$200,000,000.00	$68,367,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,954,466.92
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-4 Remarketing Fee and Trigger Events

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	A-5D	A-5E	Total
	Next Reset Date	9/15/2005	3/17/2008	3/17/2008	3/15/2010	3/15/2010

i	Reset Period Target Amount	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

ii	Remarketing Fee Account Balance (net of inv earnings)	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

iii	Quarterly Funding Amount	$—	$—	$—	$—	$—	$—

IX. 2003-4 Trigger Events

A	Has Stepdown Date Occurred?	N

	The Stepdown Date is the earlier of (1) 6/16/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$75,333,956.15	$75,333,956.15

B	Primary Servicing Fees-Current Month		$810,491.54	$74,523,464.61

C	Administration Fee		$25,000.00	$74,498,464.61

D	Aggregate Quarterly Funding Amount		$0.00	$74,498,464.61

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$74,498,464.61
	ii	Class A-2	$1,370,631.49	$73,127,833.12
	iii	Class A-3	$2,304,855.56	$70,822,977.56
	iv	Class A-4	$2,591,895.56	$68,231,082.00
	v	Class A-5A	$1,080,000.00	$67,151,082.00
	vi	Class A-5B	$1,695,000.00	$65,456,082.00
	vii	Class A-5C	$2,742,444.84	$62,713,637.16
	viii	Class A-5D	$2,010,000.00	$60,703,637.16
	ix	Class A-5E	$1,666,222.22	$59,037,414.94
	xi	Aggregate Interest Rate Swap Payments	$4,902,577.78	$54,134,837.16

		Total	$20,363,627.45

F	Class B Noteholders’ Interest Distribution Amount		$639,459.34	$53,495,377.82

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*
	i	Class A-1	$0.00	$53,495,377.82
	ii	Class A-2	$44,288,867.52	$9,206,510.30
	iii	Class A-3	$0.00	$9,206,510.30
	iv	Class A-4	$0.00	$9,206,510.30
	v	Class A-5A	$0.00	$9,206,510.30
	vi	Class A-5B	$0.00	$9,206,510.30
	vii	Class A-5C	$0.00	$9,206,510.30
	viii	Class A-5D	$0.00	$9,206,510.30
	ix	Class A-5E	$0.00	$9,206,510.30

		Total	$44,288,867.52

H	Increase to Supplemental Interest Account		$0.00	$9,206,510.30

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$9,206,510.30

J	Increase to the Specified Reserve Accoun		$0.00	$9,206,510.30

K	Carryover Servicing Fees		$0.00	$9,206,510.30

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$9,206,510.30

M	Excess to Excess Distribution Certificate Holder		$9,206,510.30	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset dat

XI. 2003-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B
	i	Quarterly Interest Due	$0.00	$1,370,631.49	$2,304,855.56	$2,591,895.56	$1,080,000.00	$1,695,000.00	$2,742,444.84	$2,010,000.00	$1,666,222.22	$639,459.34
	ii	Quarterly Interest Paid	0.00	1,370,631.49	2,304,855.56	2,591,895.56	1,080,000.00	1,695,000.00	2,742,444.84	2,010,000.00	1,666,222.22	639,459.34

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$0.00	$44,288,867.52	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid	0.00	44,288,867.52	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$0.00	$45,659,499.01	$2,304,855.56	$2,591,895.56	$1,080,000.00	$1,695,000.00	$2,742,444.84	$2,010,000.00	$1,666,222.22	$639,459.34

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/2005	$1,986,741,233.59
	ii	Adjusted Pool Balance 5/31/2005	1,942,452,366.07

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$44,288,867.52

	iv	Adjusted Pool Balance 2/28/2005	$1,986,741,233.59
	v	Adjusted Pool Balance 5/31/2005	1,942,452,366.07

	vi	Current Principal Due (iv-v)	$44,288,867.52
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$44,288,867.52

	ix	Principal Distribution Amount Paid	$44,288,867.52

	x	Principal Shortfall (viii - ix)	$(0.00)

C		Total Principal Distribution	$44,288,867.52
D		Total Interest Distribution	16,100,509.01

E		Total Cash Distributions	$60,389,376.53

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$4,954,466.92
	ii	Deposits to correct Shortfall	$—

	iii	Total Reserve Account Balance Available	$4,954,466.92
	iv	Required Reserve Account Balance	$4,844,020.86

	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$110,446.06
	vii	Ending Reserve Account Balance	$4,844,020.86

G	Note Balances			3/15/2005	Pay Down Factor	6/15/2005
	i	A-1 Note Balance	78442GGH3	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GGJ9	$175,847,233.59		$131,558,366.07
		A-2 Note Pool Factor		0.619180400	0.155946717	0.463233683

	iii	A-3 Note Balance	78442GGK6	$290,000,000.00		$290,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GGL4	$314,000,000.00		$314,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GGD2	$200,000,000.00		200,000,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GGE0	$200,000,000.00		$200,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-5C Note Balance	78442GGF7	$338,527,000.00		$338,527,000.00
		A-5C Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-5D Note Balance	78442GGG5	$200,000,000.00		$200,000,000.00
		A-5D Note Pool Factor		1.000000000	0.000000000	1.000000000

	ix	A-5E Note Balance	78442GGN0	$200,000,000.00		$200,000,000.00
		A-5E Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	B Note Balance	78442GGM2	$68,367,000.00		$68,367,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-4 Historical Pool Information

					2004	2003
			03/1/05-5/31/05	12/01/04-02/28/05	12/1/03-11/30/04	3/17/03-11/30/03

Beginning Student Loan Portfolio Balance			$1,972,765,381.09	$2,007,538,390.06	$2,153,115,766.24	$2,246,024,417.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$47,440,583.46	$40,314,408.09	$167,328,057.16	$114,029,537.70
	ii	Principal Collections from Guarantor	6,598,291.39	4,661,352.87	$20,206,897.76	$6,426,598.45
	iii	Principal Reimbursements	35,285.26	58,545.88	$349,441.69	$5,644,684.51
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$54,074,160.11	$45,034,306.84	$187,884,396.61	$126,100,820.66
	Student Loan Non-Cash Principal Activity					$—
	i	Other Adjustments	$19,398.63	$11,886.12	$220,086.67	$1,376,553.08
	ii	Capitalized Interest	(9,650,777.35)	(10,273,183.99)	$(42,527,107.10)	$(34,568,722.78)

	iii	Total Non-Cash Principal Activity	$(9,631,378.72)	$(10,261,297.87)	$(42,307,020.43)	$(33,192,169.70)

(-)	Total Student Loan Principal Activity		$44,442,781.39	$34,773,008.97	$145,577,376.18	$92,908,650.96

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,547,634.44	$18,981,334.20	$80,354,114.82	$60,288,881.26
	ii	Interest Claims Received from Guarantors	372,965.54	294,840.64	$1,097,007.86	$268,765.54
	iii	Collection Fees/Returned Items	6,896.13	7,020.26	$21,022.50	$8,439.83
	iv	Late Fee Reimbursements	229,353.88	243,202.05	$932,614.03	$608,948.66
	v	Interest Reimbursements	2,050.70	1,824.61	$4,481.95	$32,814.32
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	1,756,989.85	622,168.54	$223,848.50	$35,556.36
	viii	Subsidy Payments	1,426,314.97	1,446,935.15	$6,157,989.41	$3,301,864.92

	ix	Total Interest Collections	$22,342,205.51	$21,597,325.45	$88,791,079.07	$64,545,270.89
					$—	$—

	Student Loan Non-Cash Interest Activity				$—	$—
	i	Interest Accrual Adjustment	$366.55	$1,499.41	$593.75	$(1,334,668.84)
	ii	Capitalized Interest	9,650,777.35	10,273,183.99	$42,527,107.10	$34,568,722.78

	iii	Total Non-Cash Interest Adjustments	$9,651,143.90	$10,274,683.40	$42,527,700.85	$33,234,053.94

	Total Student Loan Interest Activity		$31,993,349.41	$31,872,008.85	$131,318,779.92	$97,779,324.83

(=)	Ending Student Loan Portfolio Balance		$1,928,322,599.70	$1,972,765,381.09	$2,007,538,390.06	$2,153,115,766.24
(+)	Interest to be Capitalized		$9,285,745.51	$9,021,385.58	$9,164,065.22	$9,186,603.87

(=)	TOTAL POOL		$1,937,608,345.21	$1,981,786,766.67	$2,016,702,455.28	$2,162,302,370.11

(+)	Reserve Account Balance		$4,844,020.86	$4,954,466.92	$5,041,756.14	$5,405,755.93

(=)	Total Adjusted Pool		$1,942,452,366.07	$1,986,741,233.59	$2,021,744,211.42	$2,167,708,126.04

XII. 2003-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-03	$2,235,096,883	2.23%
Sep-03	$2,196,872,561	3.57%
Dec-03	$2,162,302,370	3.81%
Mar-04	$2,128,264,880	3.91%
Jun-04	$2,096,445,658	3.91%
Sep-04	$2,052,532,682	4.29%
Dec-04	$2,016,702,455	4.35%
Mar-05	$1,981,786,767	4.37%
Jun-05	$1,937,608,345	4.61%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.